Joint Filer Information

Name:             Dafna Kaplan
Address:          Ch. des Moulins 53
                  1936 Verbier
                  Switzerland

Designated Filer: Thomas Scott Kaplan

Issuer and Ticker Symbol: Cadence Resources Corporation (OTC BB: "CDNR")

Date of Event Requiring Statement: March 19, 2002


Signature: /s/ Dafna Kaplan
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